UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 21, 2016

Gulf Resources, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-20936 (Commission File Number)	13-3637458 (IRS Employer Identification No.)

Level 11, Vegetable Building, Industrial Park of the East City
Shouguang City , Shandong Province 262700
The People’s Republic of China

(Address of principal executive offices and zip code)

+86 (536) 567-0008

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 21, 2016, Gulf Resources, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) to vote on the following matters:

1.  Election of Directors

All of the following seven nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified.

Nominee	For	Against	Withheld	Broker Non-Votes
Ming Yang	26,326,267	--	1,934,555	--
Xiaobin Liu	26,325,249	--	1,935,573	--
Naihui Miao	26,491,019	--	1,769,803	--
Nan Li	26,339,678	--	1,921,144	--
Yang Zou	26,492,527	--	1,768,295	--
Shitong Jiang	26,491,543	--	1,769,279	--
Tengfei Zhang	26,492,543	--	1,768,279	--

2.           Ratification of the Company’s Independent Auditors

Stockholders ratified the appointment of Morison Cogen LLP as the independent auditors of the Company for the fiscal year ended December 31, 2016, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
39,164,878	653,612	139,410	--

3.           Advisory Vote on Executive Compensation

Stockholders approved the compensation paid to the Company’s named executive officers as disclosed in the 2016 Proxy Statement under “Executive Compensation” on an advisory basis, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
27,294,136	451,343	515,343	11,697,078

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

	By:	/s/ Min Li
Date: June 24, 2016	Name: Min Li Title: Chief Financial Officer